Exhibit 3.1(a)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENVIVIO, INC.

Envivio, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Envivio, Inc. Envivio, Inc. was originally incorporated under the name Envivio.com, Inc., and its original Certificate of Incorporation was filed with the Secretary of State of Delaware on January 5, 2000 and was most recently amended and/or restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 1, 2011.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation.

3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Envivio, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 3500 S. DuPont Highway, in the City of Dover, County of Kent. The name of the Corporation’s registered agent at such address is Incorporating Services, Ltd.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation is authorized to issue is 109,286,000 shares, consisting of 102,000,000 shares of common stock, with a par value of $0.001 per share (“Common Stock”) and 7,286,000 shares of preferred stock, with a par value of $0.001 per share (“Preferred Stock”). The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock. At the time this Amended and Restated Certificate of Incorporation shall become effective, each share of Series I Preferred Stock issued and outstanding at such time shall be, and hereby is, changed and reconstituted into one (1) fully paid and non-assessable share of Series I2 Preferred Stock (the “Series I Redesignation”). Each outstanding stock certificate of the Corporation which, immediately prior to the time this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, represents shares of Series I Preferred Stock shall thereafter be deemed to represent the appropriate number of shares of Series I2 Preferred Stock resulting from the Series I Redesignation until such old stock certificate is exchanged for a new certificate reflecting the appropriate number of shares resulting from the Series I Redesignation. All references in this Amended and Restated Certificate of Incorporation, including any share numbers and prices herein, reflect the Series I Redesignation.

1. The Common Stock and Preferred Stock authorized by the Amended and Restated Certificate of Incorporation shall be issued as follows:

(a) The first series of Common Stock shall be designated Series 1 Common Stock (“Series 1 Common Stock”) and shall consist of 2,000,000 shares. The second series of Common Stock shall be designated Series 2 Common Stock (“Series 2 Common Stock”) and shall consist of 100,000,000 shares.

(b) The first series of Preferred Stock shall be designated Series G1 Preferred Stock (“Series G1 Preferred Stock”) and shall consist of 200,000 shares. The second series of Preferred Stock shall be designated Series G2 Preferred Stock (“Series G2 Preferred Stock”) and shall consist of 1,836,000 shares (collectively, Series G1 Preferred Stock and Series G2 Preferred Stock shall be referred to as “Series G Preferred Stock”). The third series of Preferred Stock shall be designated Series H1 Preferred Stock (“Series H1 Preferred Stock”) and shall consist of 100,000 shares. The fourth series of Preferred Stock shall be designated Series H2 Preferred Stock (“Series H2 Preferred Stock”) and shall consist of 2,400,000 shares (collectively, Series H1 Preferred Stock and Series H2 Preferred Stock shall be referred to as “Series H Preferred Stock”). The fifth series of Preferred Stock shall be designated Series I1 Preferred Stock (“Series I1 Preferred Stock”) and shall consist of 150,000 shares. The sixth series of Preferred Stock shall be designated Series I2 Preferred Stock (“Series I2 Preferred Stock”) and shall consist of 2,600,000 shares (collectively, Series I1 Preferred Stock and Series I2 Preferred Stock shall be referred to as “Series I Preferred Stock”). The shares of each series of Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in Section 2 below.

2. The relative powers, preferences and rights, and relative participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, granted to or imposed on the respective classes and series of the shares of capital stock or the holders thereof are as follows:

(a)	Definitions.

“Junior Shares” shall mean all Common Stock and any other shares of the Corporation other than the Series G Preferred Stock, the Series H Preferred Stock and the Series I Preferred Stock.

“Primarily of a Financing Nature” shall mean any issuance of Additional Shares of Common Stock (as defined herein) to financial institutions, venture capital investors or other investors for such consideration, all or a part of which consists of cash, to be used by the Corporation for working capital, acquisition consideration or any other purpose.

“Subsidiary” shall mean any corporation, limited liability company, partnership, association or other business entity, at least fifty percent (50%) of whose outstanding voting securities or other interests shall at the time be owned, directly or indirectly, by the Corporation or by one or more of such subsidiaries.

(b) Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

(i) The holders of the Series I Preferred Stock and Series H Preferred Stock shall first receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series G Preferred Stock and Junior Shares, by reason of their ownership of such stock, an amount for the Series I Preferred Stock (the “Series I Liquidation Amount”) equal to $6.00 per share of Series I Preferred Stock (the “Series I Original Issue Price”) and an amount for the Series H Preferred Stock (the “Series H Liquidation Amount”) equal to $3.351 per share of Series H Preferred Stock (the “Series H Original Issue Price”) (the foregoing as adjusted to reflect stock splits, stock dividends, combinations, consolidations, recapitalizations and the like) then held by them, plus any declared, but unpaid dividends. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to such holders of the Series I Preferred Stock and Series H Preferred Stock of the full aforesaid Series I Liquidation Amount and Series H Liquidation Amount, respectively, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series I Preferred Stock and Series H Preferred Stock in proportion to the aggregate Series I Liquidation Amount and aggregate Series H Liquidation Amount for such shares of Series I Preferred Stock and Series H Preferred Stock, respectively, owned by each such holder.

(ii) After payment has been made to the holders of the Series I Preferred Stock and Series H Preferred Stock of the full amounts to which they shall be entitled pursuant to Section 2(b)(i) above, the holders of Series G Preferred Stock shall receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Junior Shares, by reason of their ownership of such stock, an amount (the “Series G Liquidation Amount”) equal to $12.50 per share of Series G Preferred Stock (the “Series G Original Issue Price”) (as adjusted to reflect stock splits, stock dividends, combinations, consolidations, recapitalizations and the like) then held by them, plus any declared, but unpaid dividends. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to such holders of the Series G Preferred Stock of the full aforesaid Series G Liquidation Amount, then the entire assets of the Corporation legally available for distribution after payment of the full amounts to which holders of Series I Preferred Stock and Series H Preferred Stock are entitled pursuant to Section 2(b)(i) above shall be distributed ratably among the holders of the Series G Preferred Stock in accordance with the number of shares of Series G Preferred Stock held by each of them.

(iii) After payment has been made to the holders of the Series I Preferred Stock, Series H Preferred Stock and Series G Preferred Stock of the full amounts to which they shall be entitled pursuant to Sections 2(b)(i) and 2(b)(ii) above, the holders of the Preferred Stock and the holders of the Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held by each of them (calculated assuming conversion of all of the shares of Preferred Stock into Common Stock).

(iv) For purposes of this Section 2(b), any transaction or series of related transactions that is, (A) a merger or consolidation of the Corporation (or a Subsidiary of the Corporation if the Corporation issues shares of its capital stock pursuant to such transaction) with or into any other corporation or corporations in which the shares of capital stock of the Corporation do not continue to represent, and are not converted or exchanged into, more than fifty percent (50%) of the outstanding voting power of the surviving corporation, (B) a sale of at least 50% of the outstanding capital stock of the Corporation to a single purchaser or a group of affiliated purchasers, in each case that were not previously stockholders of the Corporation or (C) the sale, lease, license or transfer of all or substantially all of the assets of the Corporation (each a “Change of Control”) shall be treated as a liquidation, dissolution or winding up of the Corporation. All consideration payable to the stockholders of the Corporation (in the case of a Change of Control by a merger or consolidation or a sale of 50% of the capital stock of the Corporation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Sections 3(b)(i), (ii) and (iii) above.

(v) For purposes of this Section 2, if the distributions or consideration received by the stockholders of the Corporation is other than cash, its value will be deemed to be the fair market value as determined in good faith by the Board of Directors. Whenever the distribution provided for in this Section 2 shall be payable in securities, such securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(vi) In the event the requirements of this Section 2(b) are not complied with, the Corporation shall forthwith either:

(A) cause the closing of any proposed Change of Control to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such Change of Control transaction, in which event the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(b)(vii) hereof.

(vii) The Corporation shall give each holder of record of Preferred Stock written notice of an impending “Change of Control” transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending “Change of Control” transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that any of such foregoing periods may be shortened upon the written consent of the holders of Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(c) Dividends.

(i) The holders of the Series I Preferred Stock shall first receive, out of any assets legally available therefor, prior and in preference to any declaration, payment or setting aside for payment of any dividend on the Series H Preferred Stock, Series G Preferred Stock and the Junior Shares of the Corporation, cash dividends in the amount of $0.52 per share per annum on each outstanding share of Series I Preferred Stock (as adjusted to reflect stock splits, stock dividends, combinations, consolidations, reorganizations, recapitalizations and the like) if, when, and as declared by the Board of Directors, out of funds legally available therefor.

(ii) After payment has been made to the holders of the Series I Preferred Stock of the full amounts to which they shall be entitled, the holders of the Series H Preferred Stock shall receive, out of any assets legally available therefor, prior and in preference to any declaration, payment or setting aside for payment of any dividend on the Series G Preferred Stock and the Junior Shares of the Corporation, cash dividends in the amount of $0.268080 per share per annum on each outstanding share of Series H Preferred Stock (as adjusted to reflect stock splits, stock dividends, combinations, consolidations, reorganizations, recapitalizations and the like) if, when, and as declared by the Board of Directors, out of funds legally available therefor.

(iii) After payment has been made to the holders of the Series I Preferred Stock and Series H Preferred Stock of the full amounts to which they shall be entitled, the holders of the Series G Preferred Stock shall receive, out of any assets legally available therefor, prior and in preference to any declaration, payment or setting aside for payment of any dividend on the Junior Shares of the Corporation, cash dividends in the amount of $1.00 per share per annum on each outstanding share of Series G Preferred Stock (as adjusted to reflect stock splits, stock dividends, combinations, consolidations, reorganizations, recapitalizations and the like) if, when, and as declared by the Board of Directors, out of funds legally available therefor.

(iv) The right to such dividends on the Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock shall not be cumulative, and no right shall accrue to holders of the Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock if dividends on such shares are not declared or paid in any prior year. Dividends and distributions may be paid (or declared and set aside for payment) upon shares of Common Stock in any calendar year only if dividends shall have been paid (or declared and set aside for payment) on account of all shares of Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock then issued and outstanding, at the aforesaid rates.

(v) In the event that the Corporation shall have declared and unpaid dividends outstanding immediately prior to, and in the event of, a conversion of the Preferred Stock (as provided in Section 2(f) hereof), the Corporation shall pay to the holder(s) of the Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock, subject to such conversion, the full amount of any such dividends to the extent that assets are legally available therefor either in cash or in Common Stock (as determined by the Corporation’s Board of Directors and valued at the fair market value on the date of payment as determined by the Board of Directors). Any amounts for which such assets are not legally available shall be paid promptly as assets become legally available therefor.

(d) Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of the shares of Common Stock and Preferred Stock shall vote together as a single class on all matters, voting on an as-converted basis as set forth in this Section 2(d).

(i) Common Stock. Subject to Section 2(d)(iii) and Section 2(e) below and as otherwise required by law, the holder of each share of Series 2 Common Stock issued and outstanding shall have one vote and shall be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Corporation. Except as required by law, the Series 1 Common Stock shall have no voting rights. Any action requiring the approval of the Common Stock shall require the approval of the holders of only the Series 2 Common Stock.

(ii) Preferred Stock. Subject to Section 2(d)(iii) and Section 2(e) below and as otherwise required by law, the holder of each share of Preferred Stock (except Series G1 Preferred Stock, Series H1 Preferred Stock and Series I1 Preferred Stock) issued and outstanding shall have one vote and shall be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Corporation and shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Preferred Stock held by such holder is convertible determined as of the record date for the determination of stockholders entitled to vote on such matters, or if no such record date is established, as of the date of such vote. Except as required by law, the Series G1 Preferred Stock, Series H1 Preferred Stock and Series I1 Preferred Stock shall have no voting rights. Any action requiring the approval of the holders of the Series G Preferred Stock shall require the approval of the holders of only the Series G2 Preferred Stock. Any action requiring the approval of the holders of the Series H Preferred Stock shall require the approval of the holders of only the Series H2 Preferred Stock. Any action requiring the approval of the holders of the Series I Preferred Stock shall require the approval of the holders of only the Series I2 Preferred Stock.

(iii) Directors. The number of directors on the Corporation’s Board of Directors shall consist of nine (9) members. The holders of a majority of the then outstanding shares of Series 2 Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors. For so long as at least a majority of the Series G2 Preferred Stock that is outstanding on the date of this Amended and Restated Certificate of Incorporation remains outstanding, the holders of a majority of the then outstanding shares of Series G2 Preferred Stock, voting as a separate class and on an as-converted basis, shall be entitled to elect three (3) members of the Board of Directors. For so long as at least a majority of the Series H2 Preferred Stock that is outstanding on the date of this Amended and Restated Certificate of Incorporation remains outstanding, the holders of a majority of the then outstanding shares of Series H2 Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors. For so long as at least a majority of the Series I2 Preferred Stock that is outstanding on the date of this Amended and Restated Certificate of Incorporation remains outstanding, the holders of a majority of the then outstanding shares of Series I2 Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors. The holders of a majority of the then outstanding shares of Preferred Stock (excluding the Series G1 Preferred Stock, Series H1 Preferred Stock and Series I1 Preferred Stock) and Series 2 Common Stock, voting together as a separate class and on an as-converted basis, shall be entitled to elect any remaining members of the Board of Directors. Any director who shall have been elected by the holders of a class of stock may be removed during the aforesaid term of office, either with or without cause by, and only by, the affirmative vote of the holders of the shares of the class or classes of stock who elected such director or directors, given either at a special meeting of such stockholders (provided a quorum of such holders is present) duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or classes of stock represented at such meeting (provided a quorum of such holders is present) or pursuant to such written consent. In the event of a vacancy in the office of any director elected by the holders of any class, a successor shall be elected to hold office for the unexpired term of such director by the holders of shares of such class or classes.

(e)	Protection Provisions.

(i) In addition to any other rights provided by law, the Corporation shall not (directly or indirectly, by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least fifty percent (50%) of the shares of all of the Series G2 Preferred Stock, Series H2 Preferred Stock and Series I2 Preferred Stock then outstanding (voting together as a single class and on an as-converted basis):

(A) amend or repeal any provision of the Corporation’s Amended and Restated Certificate of Incorporation or By-laws in a manner which adversely alters or changes the rights, preferences, or privileges of the Series G Preferred Stock, Series H Preferred Stock or Series I Preferred Stock or the holders thereof;

(B) authorize or issue any additional shares of any new class or series of any capital stock or other equity securities of the Corporation having any rights, preferences or privileges equal to or senior to the Series G Preferred Stock, Series H Preferred Stock or Series I Preferred Stock, or authorize or issue any other securities convertible into or exchangeable or exercisable for, any capital stock or other equity securities having any rights, preferences or privileges equal to or senior to the Series G Preferred Stock, Series H Preferred Stock or Series I Preferred Stock;

(C) increase or decrease the authorized number of shares of Preferred Stock;

(D) reclassify any shares of Common Stock or any other capital stock or equity securities of the Corporation;

(E) declare or pay dividends on any class of capital stock or any equity securities;

(F) effect (A) a Change of Control or (B) a liquidation, winding up, dissolution, or adoption of any plan for the same;

(G) sell or otherwise dispose of any shares of capital stock or other equity securities, or other securities convertible into or exchangeable or exercisable for any capital stock or other equity securities, of any Subsidiary except a sale or disposition to the Corporation or another Subsidiary, or permit any Subsidiary to (or to obligate itself to) issue, sell or otherwise dispose of any shares of the capital stock or other equity securities, or other securities convertible into or exchangeable or exercisable for any capital stock or other equity securities, of the Corporation or of any other Subsidiary, except to the Corporation or another wholly-owned Subsidiary;

(H) permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any wholly-owned Subsidiary, any capital stock or other equity security of such Subsidiary;

(I) enter into or amend any contract, agreement, instrument or obligation with any “affiliate” (as defined in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended) (an “Affiliate Transaction”), or any series of related Affiliate Transactions, unless (i) the terms of such Affiliate Transactions are fair and reasonable to the Corporation, and no less favorable to the Corporation than could have been obtained in an arm’s length transaction with a non-affiliate, which shall be deemed conclusively determined if the Corporation shall have received a fairness opinion to such effect from a nationally-recognized investment bank, (ii) such contract is exclusively between or among the Corporation and one or more of its Subsidiaries, or (iii) in respect of director, trustee, officer or employee compensation (including bonuses) or other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan) or indemnification arrangements, in each case, as determined in good faith by the Board of Directors, the Compensation Committee of the Board of Directors or the Corporation’s senior management of any such person, except for transactions made in the ordinary course of business and on arms’-length terms that are approved by a majority of the Board of Directors;

(J) incur (or permit any Subsidiary to incur) indebtedness, or guarantee or otherwise become responsible for (or permit any Subsidiary to guarantee or become responsible for) any indebtedness of any third party, in each case in excess of any amounts approved by the Board of Directors;

(K) effect the redemption, repurchase or acquisition for sale (or pay into or set aside funds or a sinking fund for such purpose) of any shares of Common Stock (other than pursuant to equity incentive agreements with service providers giving the Corporation the right to repurchase shares upon the termination of services or any repurchase for the repricing of Common Stock held by current or former employees as approved by the Board of Directors at cost or in exercise of the Corporation’s right of first refusal); or

(L) amend Section 2(e)(i) of the Amended and Restated Certificate of Incorporation.

(ii) In addition to the foregoing protective provisions and any other rights provided by law, the Corporation shall not (directly or indirectly, by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders at least seventy percent (70%) of the shares of the Series I2 Preferred Stock then outstanding, voting as a separate class:

(A) amend or repeal any provision of the Corporation’s Amended and Restated Certificate of Incorporation or By-laws in a manner which adversely alters or changes the rights, preferences, or privileges of the Series I Preferred Stock or the holders thereof, including the right to elect a member to the Board of Directors pursuant to Section 2(d)(iii) of the Amended and Restated Certificate of Incorporation;

(B) increase or decrease the authorized number of shares of the Series I Preferred Stock (directly or indirectly, whether by merger, consolidation, amendment or otherwise);

(C) reclassify any shares of Common Stock or any other capital stock of the Corporation in a manner which adversely alters or changes the rights, preferences, or privileges of, or change the liquidation preference, of the Series I Preferred Stock or the holders thereof (directly or indirectly, whether by merger, consolidation, amendment or otherwise); or

(D) amend Section 2(e)(ii) of the Amended and Restated Certificate of Incorporation.

Notwithstanding the foregoing, without limiting the rights set forth in Section 2(e)(i) in any way, nothing in this Section 2(e)(ii) shall be interpreted to require the affirmative vote or written consent of the holders at least seventy percent of the shares of all of the Series I2 Preferred Stock then outstanding to effect a Change of Control provided that the holders of the Series I Preferred Stock would receive no less than their Series I Liquidation Amount in such Change of Control, and provided that the shares of each series of Preferred Stock are treated equally in such Change of Control (taking into account for these purposes the respective liquidation preferences and conversion prices of the outstanding series of Preferred Stock).

(iii) In addition to the foregoing protective provisions and any other rights provided by law, the Corporation shall not (directly or indirectly, by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders at least seventy percent (70%) of the shares of all of the Series H2 Preferred Stock then outstanding, voting as a separate class:

(A) amend or repeal any provision of the Corporation’s Amended and Restated Certificate of Incorporation or By-laws in a manner which adversely alters or changes the rights, preferences, or privileges of the Series H Preferred Stock or the holders thereof;

(B) increase or decrease the authorized number of shares of the Series H Preferred Stock (whether by merger, consolidation, or otherwise);

(C) reclassify any shares of Common Stock or any other capital stock of the Corporation in a manner which adversely alters or changes the rights, preferences, or privileges of, or change the liquidation preference, of the Series H Preferred Stock or the holders thereof (whether by merger, consolidation, or otherwise); or

(D) amend Section 2(e)(iii) of the Amended and Restated Certificate of Incorporation.

Notwithstanding the foregoing, without limiting the rights set forth in Section 2(e)(i) in any way, nothing in this Section 2(e)(iii) shall be interpreted to require the affirmative vote or written consent of the holders at least seventy percent of the shares of all of the Series H2 Preferred Stock then outstanding to effect a Change of Control provided that the holders of the Series H Preferred Stock would receive no less than their Series H Liquidation Amount in such Change of Control, and provided that the shares of each series of Preferred Stock are treated equally in such Change of Control (taking into account for these purposes the respective liquidation preferences and conversion prices of the outstanding series of Preferred Stock).

(iv) In addition to the foregoing protective provisions and any other rights provided by law, the Corporation shall not (directly or indirectly, by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders at least seventy percent (70%) of the shares of all of the Series G2 Preferred Stock then outstanding, voting as a separate class:

(A) amend or repeal any provision of the Corporation’s Amended and Restated Certificate of Incorporation or By-laws in a manner which adversely alters or changes the rights, preferences, or privileges of the Series G Preferred Stock or the holders thereof;

(B) increase or decrease the authorized number of shares of the Series G Preferred Stock (whether by merger, consolidation, or otherwise);

(C) reclassify any shares of Common Stock or any other capital stock of the Corporation in a manner which adversely alters or changes the rights, preferences, or privileges of, or change the liquidation preference, of the Series G Preferred Stock or the holders thereof (whether by merger, consolidation, or otherwise); or

(D) amend Section 2(e)(iv) of the Amended and Restated Certificate of Incorporation.

Notwithstanding the foregoing, without limiting the rights set forth in Section 2(e)(i) in any way, nothing in this Section 2(e)(iv) shall be interpreted to require the affirmative vote or written consent of the holders at least seventy percent of the shares of all of the Series G2 Preferred Stock then outstanding to effect a Change of Control provided that the holders of the Series G Preferred Stock would receive no less than their Series G Liquidation Amount in such Change of Control, and provided that the shares of each series of Preferred Stock are treated equally in such Change of Control (taking into account for these purposes the respective liquidation preferences and conversion prices of the outstanding series of Preferred Stock).

(f) Conversion of Preferred. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(i) Right to Convert. Each share of Series G1 Preferred Stock, Series H1 Preferred Stock and Series I1 Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Series 1 Common Stock as is determined (i) in the case of the Series G1 Preferred Stock, by dividing $12.50 by the Series G Conversion Price (as defined below) in effect at the time of the conversion; (ii) in the case of the Series H1 Preferred Stock, by dividing $3.351 by the Series H Conversion Price (as defined below) in effect at the time of the conversion; and (iii) in the case of the Series I1 Preferred Stock, by dividing $6.00 by the Series I Conversion Price (as defined below) in effect at the time of the conversion. Each share of Series G2 Preferred Stock, Series H2 Preferred Stock and Series I2 Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Series 2 Common Stock as is determined (x) in the case of the Series G2 Preferred Stock, by dividing $12.50 by the Series G Conversion Price in effect at the time of the conversion; (y) in the case of the Series H2 Preferred Stock, by dividing $3.351 by the Series H Conversion Price in effect at the time of the conversion and (z) in the case of the Series I2 Preferred Stock, by dividing $6.00 by the Series I Conversion Price in effect at the time of the conversion. The initial “Series G Conversion Price” shall be $12.50 per share, the initial “Series H Conversion Price” shall be $3.351 per share and the initial “Series I Conversion Price” shall be $6.00 per share. Each of the Series G Conversion Price, Series H Conversion Price and Series I Conversion Price is referred to herein as a “Conversion Price.” Each such initial Conversion Price shall be subject to adjustment for stock splits, stock combinations, stock dividends, combinations, consolidations, recapitalizations and the like as hereinafter provided.

(ii) Automatic Conversion. Each share of Series G1 Preferred Stock, Series G2 Preferred Stock, Series H1 Preferred Stock, Series H2 Preferred Stock, Series I1 Preferred Stock and Series I2 Preferred Stock shall be automatically converted into shares of Series 2 Common Stock at the then effective Conversion Price applicable to such series of Preferred Stock and each share of Series 1 Common Stock shall be automatically converted into one share of Series 2 Common Stock, in each case, immediately prior to and contingent upon the closing of a firm commitment underwritten public offering of the Common Stock pursuant to a registration statement declared effective by the SEC resulting in aggregate proceeds (before deduction of underwriting discounts and commissions) to the Corporation as seller of not less than $50,000,000 and at a public offering price of no less than (x) $9.00 per share if such closing occurs prior to the end of the three (3) year period after the first issuance of the Series I Preferred Stock and (y) $6.70 per share thereafter (in each case as adjusted to reflect stock splits, stock dividends, combinations, consolidations, recapitalizations and the like). The Series 2 Common Stock shall be designated “Common Stock” immediately prior to and contingent upon the closing of such a firm commitment underwritten public offering.

(iii) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of any share of Preferred Stock. All shares held by the holder to be converted shall be aggregated prior to determination of any fractional share to which such holder would otherwise be entitled. In lieu of any such fractional share, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such series. Except in the case of a conversion pursuant to Section 2(f)(ii), before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Upon the date of a conversion pursuant to Section 2(f)(ii), any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder’s shares of Preferred Stock. A holder surrendering a certificate or certificates for conversion shall notify the Corporation of the name in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If the person or persons in whose name any certificate for shares of Common Stock issuable upon such conversion shall be other than the registered holder or holders of the Preferred Stock being converted, the Corporation’s obligation under this Section 2(f)(iii) shall be subject to the payment and satisfaction by such registered holder or holders of any and all transfer taxes in connection with the conversion and issuance of such Common Stock and the requirement that such registered holder deliver an opinion of legal counsel, reasonably satisfactory to the Corporation, that the transfer of such shares is exempt from the registration requirements of the Securities Act of 1933, as amended, unless the transfer is pursuant to Rule 144, in which case no such opinion shall be required. The Corporation shall, as soon as practicable thereafter (and, in any event, within ten (10) days of such surrender), issue and deliver at such office to such holder of Preferred Stock, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except in the case of a conversion pursuant to Section 2(f)(ii), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the party or parties entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Shares of Preferred Stock converted pursuant to this Section 2(f) shall be immediately canceled and shall not be reissued.

(iv) Adjustments to Conversion Price for Diluting Issues.

(A) Special Definitions. For purposes of this Section 2(f)(iv), the following definitions shall apply:

(1) “Option” shall mean options, warrants or other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) “Convertible Securities” shall mean any evidences of indebtedness, shares of capital stock or other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock, but excluding Options.

(3) “Additional Shares of Common Stock” shall mean any or all shares of Common Stock issued (or, pursuant to Section 2(f)(iv)(C) below, deemed to be issued) by the Corporation after the date of this Amended and Restated Certificate of Incorporation, other than shares of Common Stock (collectively, “Exempted Securities”):

(a) issued or issuable upon conversion of shares of Series G Preferred Stock, Series H Preferred Stock or Series I Preferred Stock (including Preferred Stock issued upon the exercise of warrants outstanding as of this Amended and Restated Certificate of Incorporation) pursuant to the terms thereof;

(b) up to an aggregate of 4,305,788 shares (as adjusted to reflect stock splits, stock dividends, combinations, consolidations, recapitalizations and the like) issued or issuable to employees, officers, consultants, directors, or advisors of the Corporation pursuant to a stock option plan or other equity incentive program approved by a majority of the Board of Directors, but including shares reserved for issuance pursuant to such stock option plan or other equity incentive program that were subject to awards previously granted thereunder but that have expired or been cancelled or reacquired by the Company;

(c) issued or issuable as acquisition consideration pursuant to an acquisition of another company approved by a majority of the Board of Directors;

(d) issued or issuable pursuant to leasing or bank financing arrangements approved by a majority of the Board of Directors;

(e) issued or issuable pursuant to technology licensing transactions approved by a majority of the Board of Directors;

(f) issued or issuable to suppliers, customers, licensors, or licensees in connection with strategic relationships or joint ventures approved by a majority of the Board of Directors; or

(g) issued or deemed issued as a dividend or distribution on the Preferred Stock.

(B) No Adjustment of Conversion Price. Subject to the provisions of Section 2(f)(iv)(C) and Section 2(f)(iv)(D) below, no adjustment in the number of shares of Common Stock into which any series of the Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of the Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

(C) Deemed Issue of Additional Shares of Common Stock.

(1) Options and Convertible Securities. In the event, at any time or from time to time after this Amended and Restated Certificate of Incorporation, the Corporation shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, but without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(f)(iv)(E) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a) no further adjustment to the Conversion Price for any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(b) if such Options or Convertible Securities by their terms provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(c) upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;

(d) no readjustment pursuant to clause (b) or (c) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original date on which an adjustment was made pursuant to this Section 2(f)(iv)(F), or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (b) or (c) above; provided, however, that if there is a consolidation or combination of the Common Stock into a smaller number of shares of Common Stock, the thresholds set forth in the foregoing subsection (D) shall be recalculated to give effect to such consolidation or combination;

(e) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above; and

(f) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price for such series shall be adjusted pursuant to this Section 2(f)(iv)(C) as of the actual date of their issuance.

(2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after this Amended and Restated Certificate of Incorporation shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

(a) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(b) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(f)(iv)(C) as of the time of actual payment of such dividend.

(D) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event, at any time or from time to time after this Amended and Restated Certificate of Incorporation, the Corporation shall issue Additional Shares of Common Stock (excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(f)(iv)(C)(2), which event is dealt with in Section 2(f)(iv)(F) hereof) without consideration or for a consideration per share less than the Series G and/or H Conversion Price in effect on the date of, as applicable, and immediately prior to such issue, then, and in such event, the Series G and/or H Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by the following formula:

CP(2) = [CS x CP(1) ]+ C

        CS + AS

where:

CP(1)	=	the applicable Conversion Price in effect on the date of and immediately prior to such issue;

CP(2)	=	the applicable Conversion Price as so adjusted;

CS	=

the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock issuable upon conversion or exercise of any Convertible Securities, Options, and Preferred Stock, but not including those shares excluded from the definition of Additional Shares of Common Stock by Section 2(f)(iv)(A)(3) which are issued after the effective date of this Amended and Restated Certificate of Incorporation);

C	=

the minimum aggregate consideration, if any, received by the Corporation for the total number of Additional Shares of Common Stock so issued, provided that if the Additional Shares of Common Stock are issued without consideration then C shall be zero (0); and

AS	=	the number of such Additional Shares of Common Stock so issued.

and provided further that, immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(f)(iv)(C) and an adjustment of the Conversion Price is made with respect thereto, such Additional Shares of Common Stock shall be deemed to be outstanding shares of Common Stock for the purposes of the foregoing formula as applied to future issuances.

(E) Determination of Consideration. For purposes of this Section 2(f), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(a) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest; and provided further that no deduction shall be made for any reasonable and customary commissions or expenses paid or incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

(b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors;

(c) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for a single undivided consideration, be computed as the portion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(f)(iv)(C), relating to Options and Convertible Securities shall be determined by dividing

(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options or Convertible Securities, the exercise of such Options or Convertible Securities and conversion or exchange of such Convertible Securities.

(F) Adjustment for Stock Dividends, Stock Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(1) Stock Dividends, Stock Distributions or Subdivisions. In the event the Corporation shall at any time after this Amended and Restated Certificate of Incorporation issue Additional Shares of Common Stock in a stock dividend, other stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased to adjust equitably for such dividend, distribution or subdivision.

(2) Combinations or Consolidations. In the event that the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to adjust equitably for such combination or consolidation.

(G) Adjustment for Change of Control. Subject to the provisions of Section 2(b)(iv), if there shall occur any reorganization, recapitalization, reclassification, consolidation, or a Change of Control in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (except a transaction for which provision for adjustment is otherwise made in this Section 2(f)(iv)), then following such reorganization, recapitalization, reclassification, consolidation, or Change of Control, each share of Preferred Stock shall thereafter be convertible into the number of shares of stock, securities, cash or property to which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of such Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or Change of Control would have been entitled upon such reorganization, recapitalization, reclassification, consolidation, or Change of Control; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock, securities or other property thereafter deliverable upon the conversion of Preferred Stock. The Corporation shall not effect any such reorganization, recapitalization, reclassification, consolidation, or Change of Control, unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder of the Preferred Stock such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such holder is entitled to receive.

(v) No Impairment. The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2(f) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(vi) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2(f), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate executed by the Chief Executive Officer or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) all such adjustments and readjustments theretofore made, (b) the applicable Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Preferred Stock.

(vii) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(viii) Common Reserved. The Corporation shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock. The number of authorized shares of Common Stock may be increased or decreased, but not below the number of shares of Common Stock then outstanding, by a vote of the holders of a majority of all stock of the Corporation irrespective of subsection 242(b)(2) of the General Corporation Law.

(ix) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

(g)	Redemption.

(i) Redemption Request. Notwithstanding anything herein to the contrary, for so long as any shares of the Series I Preferred Stock remain outstanding, the Corporation shall not (and shall not permit any of its Subsidiaries to) redeem, repurchase or acquire for value any shares of any series or class of Preferred Stock (other than the Series I Preferred Stock)

without the prior written consent of the holders of at least 50% of the outstanding shares of Series I Preferred Stock. At any time after the fifth anniversary of the initial issuance date for the Series I Preferred Stock, upon receipt of a written request for redemption hereunder by the Corporation from the holders of at least fifty percent (50%) of the outstanding shares of the Series I Preferred Stock (a “Redemption Request”), the Corporation shall, at any time it may lawfully do so, redeem the outstanding shares of Series I Preferred Stock by paying in cash a sum equal to the Series I Original Issue Price for each such share of Series I Preferred Stock, plus all declared but unpaid dividends on each such share of Series I Preferred Stock (such amount being hereafter referred to as the “Redemption Price”) (the foregoing as adjusted to reflect stock splits, stock dividends, combinations, consolidations, recapitalizations and the like), in two (2) equal annual installments (each, an “Annual Redemption Date”). The number of shares of the Series I Preferred Stock that the Corporation shall be required to redeem on any Annual Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series I Preferred Stock outstanding immediately prior to such Annual Redemption Date by (B) the number of remaining Annual Redemption Dates (including the Annual Redemption Date to which such calculation applies). Subject to such extensions of time as required to comply with this Section 2(g), the first Annual Redemption Date shall occur at least thirty (30) days after the receipt by the Corporation of the Redemption Request and not more than one hundred twenty (120) days after such Redemption Request and the second Annual Redemption Date shall occur on the one-year anniversary of the first Annual Redemption Date. However, any holder of Series I Preferred Stock may provide notice to the Corporation within ten (10) days after the date on which the Redemption Notice (as defined in Section 2(g)(iii)) is mailed that such holder elects not to participate in such redemption. Notwithstanding anything in this Section 2(g) to the contrary, until the Redemption Price for any share of Series I Preferred Stock is either paid in full or made available for payment in full through the deposit arrangements specified in Section 2(g)(vi) below, such share shall retain all of its rights, privileges and preferences under this Amended and Restated Certificate of Incorporation, including, without limitation, the right to receive all declared dividends and to convert into shares of Series 2 Common Stock.

(ii) Redemption Funds. Any redemption of the Series I Preferred Stock pursuant to this Section 2(g) shall be payable out of any cash legally available therefor. If the funds of the Corporation legally available for redemption of the shares of Series I Preferred Stock on any Annual Redemption Date are insufficient to permit payment of the full Redemption Price for each share of Series I Preferred Stock to be redeemed on such Annual Redemption Date, the Corporation shall use those funds that are legally available to redeem the maximum possible number of such shares (at the applicable Redemption Price) ratably from among the holders of such shares to be redeemed (based upon the Redemption Price each holder is entitled to receive under Section 2(g)(iii) divided by the total aggregate Redemption Price due to all of the holders under Section 2(g)(iii)). The shares of Series I Preferred Stock not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Corporation are legally available for the redemption of shares of Series I Preferred Stock, such funds will immediately be used to redeem the balance of, or if not sufficient to redeem the full balance, redeem at the applicable Redemption Price of such shares of Series I Preferred Stock ratably from among the holders of such shares to be redeemed (based upon the Redemption Price each holder is entitled to receive under Section 2(g)(iii) divided by the total aggregate Redemption Price due to all of the holders under Section 2(g)(iii)), the shares that the Corporation has become obligated to redeem on the relevant Annual Redemption Date but which it has not redeemed. If and to the extent necessary to pay the Redemption Price at any time, the Corporation shall take all actions required or permitted under Delaware law to permit the redemption, including, without limitation, through the revaluation of its assets in accordance with Delaware law and U.S. GAAP, to make funds legally available for such redemption.

(iii) Redemption Notice. At least twenty (20) but no more than thirty (30) days prior to any Annual Redemption Date, the Corporation shall mail written notice, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series I Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located (the “Redemption Notice”). The Redemption Notice shall notify such holder of the redemption to be effected, the Annual Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and call upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed.

(iv) Surrender of Certificates. On or before each designated Annual Redemption Date, each holder of Series I Preferred Stock to be redeemed, other than those providing notice of election not to participate, shall (unless such holder has previously exercised his right to convert such shares of Series I Preferred Stock into Common Stock as provided in Section 2(f)(i)), surrender the certificate(s) representing such shares of Series I Preferred Stock to be redeemed to the Corporation (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then the Corporation shall promptly issue a new certificate representing the unredeemed shares.

(v) Effect of Redemption. If the Redemption Notice shall have been duly given and the holders have not provided notice of election not to participate pursuant to Section 2(g)(iii), and if on the Annual Redemption Date the Redemption Price is either paid in full or made available for payment in full through the deposit arrangements specified in Section 2(g)(vi) below, then notwithstanding that the certificates evidencing any of the shares of Series I Preferred Stock so called for redemption shall not have been surrendered, all dividends with respect to such shares shall cease to accrue after the Annual Redemption Date, such shares shall not thereafter be transferred on the Corporation’s books and the rights of all of the holders of such shares with respect to such shares shall terminate after the Annual Redemption Date, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate(s) therefor.

(vi) Deposit of Redemption Price. On or prior to any Annual Redemption Date, the Corporation shall deposit with a bank or trust company having a capital and surplus of at least $500,000,000, as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, a sum equal to the aggregate Redemption Price (or any such portion thereof that the Corporation is legally able to pay) for all shares of Series I Preferred Stock (or an appropriate portion thereof if the aggregate Redemption Price is not legally available at such time) called for redemption and not yet redeemed, other than shares of Series I Preferred Stock held by holders who have provided notice of election not to participate, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Annual Redemption Date, the Redemption Price (or appropriate portion thereof) to the respective holders upon the surrender of their share certificates. From and after the date of such deposit equal to the full amount of the Redemption Price for such shares to be redeemed, the shares so called for redemption shall be redeemed. The deposit equal to the full amount of the Redemption Price for such shares to be redeemed shall constitute full payment of the shares so redeemed to their holders, and from and after the date of such deposit, such shares shall be deemed to be no longer outstanding, all dividends with respect to such shares so redeemed shall cease to accrue and the holders thereof shall cease to be stockholders with respect to such shares so redeemed and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price of the shares so redeemed, without interest, upon surrender of their certificates therefor, and the right to convert such shares so redeemed as provided in Section 2(f)(i) (in which case, upon conversion of the shares of Series I Preferred Stock before redemption, such shares shall not be redeemed). Any funds so deposited and unclaimed at the end of six (6) months from the Annual Redemption Date shall be released or repaid to the Corporation, after which time the holders of shares called for redemption who have not claimed such funds shall be entitled to receive payment of the Redemption Price only from the Corporation.

ARTICLE V

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to make, alter, repeal, amend and rescind any or all of the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to make, alter, repeal, amend and rescind any or all of the By-Laws made by the Board of Directors.

ARTICLE VII

Except as otherwise provided herein, the Corporation reserves the right at any time and from time to time to amend, amend and restate, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter required by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VII.

ARTICLE VIII

1. Elimination of Certain Liability of Directors. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

2. Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or party thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to the indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law so requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, By-Law agreement, vote of stockholders or disinterested directors or otherwise.

(c) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

ARTICLE IX

In connection with repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California Corporations Code shall not apply in all or in part with respect to such repurchases.

The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 228, 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Julien Signes, its Chief Executive Officer, this 19 day of January, 2012.

/s/ Julien Signes
Julien Signes, Chief Executive Officer